EXHIBIT 10.12


                          EXECUTIVE SEVERANCE AGREEMENT

         This Agreement ("Agreement") is entered into as of June 25, 1997 between Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), and Thomas R. Reynolds (the "Executive").

1.       Purpose.

         The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that the possibility of a Change in Control (as defined herein) may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control of the Company. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control of the Company, that the Executive be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of the Executive's own situation. The execution of this Agreement is an integral element of the employment relationship between the Company and the Executive and the Executive's agreement to remain in the employment of the Company. However, nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as provided in the Employment Agreement (as defined below) or as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

2.       Coordination with Employment Agreement.

         (a) The Company and the Executive have entered into an Employment Agreement dated June 25, 1997 (the "Employment Agreement"). Pursuant to such Employment Agreement, the Company agreed to employ the Executive, and the Executive agreed to be employed by the Company, as Senior Vice President until the Expiration Date (as such term is defined in the Employment Agreement.)

         (b) Notwithstanding the terms of this Agreement, the Employment Agreement shall continue in full force and effect. To the extent that any provision of any other agreement between the Company or any of its subsidiaries or affiliates and the Executive, (including, without limitation, the Employment Agreement), shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Without

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limiting the generality of the foregoing, in the event the Company shall pay to the Executive all amounts the Executive shall be eligible to receive under
Section 6 hereof, the Company shall have no obligations to make payments to the Executive under Section 6(e) of the Employment Agreement; provided, however, that the Executive may, in his sole discretion, elect to forgo all benefits due to him hereunder and receive, in lieu thereof, the full benefits available to him under the Employment Agreement.

3.       Term of Agreement.

         This Agreement shall commence on the date hereof (the "Commencement Date") and shall continue in effect until the first anniversary of the Commencement Date; provided, however, that commencing on the fifth anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 30 days prior to such anniversary date, the Company or the Executive shall have given notice that this Agreement shall not be extended; and provided further that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of 60 months after a Change in Control of the Company if such Change in Control shall have occurred while this Agreement is in effect. The Company may not give notice of an election not to extend before December 31, 1998. Notwithstanding anything in this Section 3 to the contrary, this Agreement shall terminate if the Executive or the Company terminates the Executive's employment prior to a Change in Control of the Company.

4.       Change in Control.

         For all purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events or circumstances subsequent to the date of this Agreement, it being agreed that no circumstance or event occurring on or before the date of this Agreement shall constitute a change in control:

         (a) The acquisition, after the effective date of the Company's registration statement for its initial public offering of share of Common Stock under the Securities Act of 1933, as amended (the "IPO Date"), other than from the Company, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefits plan of the Company (a "Person"), who was not a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of such securities prior to the IPO Date, of beneficial ownership of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (collectively, the "Voting Securities") but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of Voting Securities of such is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of Voting Securities of the Company immediately

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prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Voting Securities of the Company; or

         (b) Individuals who, immediately following the closing on the date of this Agreement of the Company's sale of $3 million principal amount of Convertible Subordinated Notes, constitute the Board (the "Incumbent Board") cease for any reason, other than their resignation from the Board or failure to stand for re-election to the Board, to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) There occurs any acquisition, merger or consolidation of the Company, by, with or into any other corporation (other than a wholly owned subsidiary of the Company) and individuals who are directors of the Company immediately prior to the time the agreement of acquisition, merger or consolidation is executed shall fail to constitute a majority of the board of directors of the survivor or successor company at any time after consummation of the transaction; or

         (d) There occurs a sale or disposition by the Company of all or substantially all of the Company's assets and individuals who are directors of the Company immediately prior to the time the agreement of acquisition, merger or consolidation is executed shall fail to constitute a majority of the board of directors of the acquiring company at any time after consummation of the transaction; or

         (e) There occurs a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, in a Form 8-K filed under the Act or in any other filing by the Company with the Securities and Exchange Commission.

         (f)     Notwithstanding anything in subsections (a) - (f) of this
Section 4 to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of Persons which includes the Executive, acquiring, directly or indirectly, 25% or more of the combined voting power of the Voting Securities. Without limiting the generality of this Section 4(g), the persons who were shareholders of the Company as of June 15, 1997 shall constitute a group of Persons which includes the Executive.

5.       Termination Following Change in Control.

         If any of the events described in Section 4 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 6



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hereof upon the termination of the Executive's employment with the Company within sixty (60) months after such Change in Control, unless such termination is (a) because of death of the Executive, (b) by the Company for Cause or Disability or (c) by the Executive other than during the Window Period or for Good Reason (as all such capitalized terms are hereinafter defined).

         (a) Disability. Termination by the Company of the Executive's employment based on "Disability" shall mean termination because of the Executive's inability to perform his duties with the Company on a full time basis for 90 consecutive days or a total of at least 180 days in any calendar year as a result of the Executive's incapacity due to physical or mental illness (as determined by an independent physician selected by the Board of Directors of the Company).

         (b)     Cause.    Termination by the Company of the Executive's
employment for "Cause" shall mean termination for:

                 (i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company or any subsidiary or affiliate thereof;

                 (ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Company or any subsidiary or affiliate thereof;

                 (iii) any material breach by the Executive of a material term of this Agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder; or

                 (iv) deliberate dishonesty of the Executive with respect to the Company or any subsidiary or affiliate thereof.

         (c) Good Reason. Termination by the Executive of his employment for "Good Reason" shall mean termination based on:

                 (i) a determination by the Executive, in his reasonable judgment, that there has been a material adverse change in the Executive's status or position(s) as an executive officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, any material adverse change in his status or position as a result of a diminution in his duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company shall cease to be publicly owned) or the assignment to the Executive of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Executive from, or any failure to reappoint or reelect the Executive to, such positions(s) (except in connection with the termination of the Executive's employment for Cause or Disability or as a result of the Executive's death or by the Executive other than for Good Reason), but excluding any failure to nominate the Executive to the Board;

                 (ii) a reduction by the Company in the Executive's base salary as in effect immediately prior to the Change in Control;


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                 (iii)     the failure by the Company to continue in effect any
Plan (as hereinafter defined) in which the Executive is participating at the time of the Change in Control of the Company (or Plans providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect the Executive's continued participation in any of such Plans on a substantiality similar basis to the Executive as is the case on the date of the Change in Control, or which would materially reduce the Executive's benefits in the future under any of such Plans or deprive the Executive of any material benefit enjoyed by the Executive at the time of the Change in Control;

                 (iv) the failure by the Company to provide and credit the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with Company's normal vacation policy as in effect immediately prior to the Change in Control;

                 (v) the Company's requiring the Executive to be based at any office that is greater than fifty (50) miles from where the Executive's office is located immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company prior to the Change in Control;

                 (vi) the failure by the Company to obtain an agreement reasonably satisfactory to the Executive from any Successor (as defined in Section 7(a) hereof) to assume and agree to perform this Agreement;

                 (vii) the failure by the Company to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within 15 days of the date the Executive gives notice of such failure, without prior written consent of the Executive; or

                 (viii) any unreasonable refusal by the Company to continue to allow the Executive to attend to matters or engage in activities not directly related to the business of the Company which, prior to the Change in Control, the Executive was permitted by the Board to attend to or engage in.

                (ix) For purposes of this Agreement, "Plan" shall mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

         (d) Window Period. The term "Window Period" shall mean the 45 day period immediately following the first anniversary of the date on which a Change in Control occurred.

         (e) Notice of Termination. Any purported termination by the Company or by the Executive following a Change in Control shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice

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which shall indicate the specific termination provision in this Agreement relied upon.

6.       Compensation Upon Termination.

         (a) If, within 60 months after a Change in Control of the Company has occurred, the Executive's employment by the Company is terminated other than on account of the Executive's death and is terminated (x) by the Company other than for Cause or Disability or (y) by the Executive during the Window Period or for Good Reason, then the Company shall pay to the Executive, no later than the fifteenth day following the date of termination, without regard to any contrary provisions of any Plan, the following:

                 (i) The Executive's base salary through the date of termination at the rate in effect immediately prior to the time a Notice of Termination is given, plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Executive (including amounts which previously had been deferred at the Executive's request).

                 (ii) A lump sum payment in cash in an amount equal to two times the Executive's base salary at the rate in effect immediately prior to the time a Notice of Termination is given.

                (iii) A lump sum payment in cash in an amount equal to three times the Executive's Bonus (as such term is defined in the Employment Agreement) paid with respect to the most recent completed twelve-month fiscal year of the Company.

                 (iv) In the event any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6(a)(iv)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Executive with respect to such excise tax (collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any income taxes and interest or penalties imposed with respect to such taxes) and the Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. All determinations required to be made under this Section 6(a)(iv) shall be made by the Company's regular independent auditors as of the date of the Notice of Termination (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company, and any determination by the Accounting Firm shall be binding upon the Company and the Executive. Any Gross Up Payment shall be paid to the Executive by the Company within 10 days of the Company's receipt of the Accounting Firm's determination.

         (b) If, within 60 months after a Change in Control of the Company has occurred, the Executive's employment by the Company is terminated other than on account of the Executive's death and is terminated (x) by the Company other than for Cause or Disability, or (y) by the Executive during the Window Period or for Good Reason, then the Company shall maintain in full force and effect, at

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the sole cost of the Company (except for the regular contributions of the
Executive as described below, if any), for the continued benefit of the Executive and his dependents for a period terminating on the earliest of (a) 12 months after the date of termination, or (b) the commencement date of equivalent benefits from a new employer, all insured and self-insured employee welfare benefit Plans in which the Executive was entitled to participate immediately prior to the date of termination; provided that (i) the Executive's continued participation is possible under the general terms and provisions of such Plans (and any applicable funding media), (ii) the Executive continues to pay an amount equal to his regular contribution under such Plans prior to the Change in Control for such participation, and (iii) it is acknowledged that the post-termination Plans may be different from the Plans in effect on the date of termination. In the event that the Executive's participation in any such Plan is barred, the Company, at its sole cost and expense, shall arrange to have issued for the benefit of the Executive and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which the Executive otherwise would have been entitled to receive under such Plans pursuant to this Section 6(b) or, if such insurance is not available at a reasonable cost to the Company, the Company shall otherwise provide the Executive and his dependents with equivalent benefits (on an after-tax basis). The Executive shall not be required to pay any premiums or other charges in an amount greater than that which the Executive would have paid in order to participate in such Plans. The Company's obligation to provide the Executive with medical or dental insurance shall terminate with respect to each particular type of insurance in the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer that particular type of insurance, so long as such insurance is substantially similar to the insurance provided by the Employer. In the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer life insurance which is substantially similar to the life insurance provided by the Company, the Company shall be required to provide the Executive with life insurance only in an amount equal to the excess, if any, of the amount of life insurance which would be provided by the Company if the Executive had not been provided with life insurance in connection with his new employment over the amount of life insurance provided by the Executive's new employer

         (c) Except as specifically provided in paragraph (b) above, the amount of any payment provided for in this Section 6 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

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7.       Successors; Binding Agreement.

         (a) The Company will seek, by written request at least five business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person, by agreement in form and substance satisfactory to the Executive, assent to the fulfillment of the Company's obligations under this Agreement. Failure of such Person to furnish such assent by the later of
(x) three business days prior to the time such Person becomes a Successor or (y) ten business days after such Person receives a written request to so assent may, at the election of the Executive, constitute Good Reason for termination by the Executive of his employment if a Change in Control of the Company occurs or has occurred, and the failure of the Executive to elect to terminate for Good Reason upon the expiration of the applicable period shall not constitute a waiver of his right to do so, which right he shall retain until the commencement of the Window Period. For purposes of this Agreement, "Successor" shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's Voting Securities or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if no such designee exists, to his estate.

         (c) For purposes of this Agreement, the term "Company" shall include any subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

8.       Fees and Expenses; Mitigation.

         (a) The Company shall reimburse the Executive, on a current basis, for all reasonable legal fees and related expenses which he shall incur in connection with the Agreement following a Change in Control of the Company, including without limitation, all such fees and expenses, if any, incurred (i) in contesting or disputing any termination of the Executive's employment or (ii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not the Executive's claim is upheld by a court of competent jurisdiction; provided, however, the Executive shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by the Executive was frivolous or advanced by him in bad faith.

         (b) The Executive shall not be required to mitigate the amount of any payment the Company becomes obligated to make to the Executive in connection with this Agreement, by seeking other employment or otherwise.


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9.       Taxes.

         All payments to be made to the Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

10.      Notice.

         Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors.

11.      Miscellaneous.

         No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by each of the Board and the Compensation Committee of the Board and is agreed to in a writing signed by the Executive and a duly authorized person who is the Chairman of the Board or President or an Executive Vice President of the Company and who is not the Executive. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.      Governing Law.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to the choice of law provisions of any jurisdiction.

13.      Validity.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.      Legal Counsel.

         This Agreement has been prepared by LeClair Ryan, A Professional Corporation, as counsel to the Company, after full disclosure of its representation of the Company and with the consent of the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to the


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advice of counsel independent from that of the Company, that LeClair Ryan, A
Professional Corporation, has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. The Executive further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

                                  COMMONWEALTH
                                  BIOTECHNOLOGIES, INC.


                                  By:
                                     --------------------------------------

                                  Title:
                                        -----------------------------------

                                  Date:  June 25, 1997


                                        -----------------------------------
                                                 Thomas R. Reynolds

                                  Date:  June 25, 1997

                                  Address:
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